Independent Auditors' Consent



To the Shareholders and Board of Trustees of Smith Barney Variable Account Funds:

We consent to the use of our reports dated February 8, 1999, with respect to the Funds listed below of Smith Barney Variable Account Funds, incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

Funds
Income and Growth Portfolio
U.S. Government/High Quality Securities Portfolio
Reserve Account Portfolio



	KPMG LLP


New York, New York
April 26, 1999